Exhibit 1.1
TARGA RESOURCES CORP.

5,650,000 Shares of Common Stock

UNDERWRITING AGREEMENT
April 20, 2011
Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
As Representatives of the several
 Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The stockholders of Targa Resources Corp., a corporation organized under the laws of Delaware (the “Company”), listed on Schedule II hereto (the “Selling Stockholders”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 5,650,000 shares of the Company’s common stock, $0.001 par value per share (the “Firm Shares”). Certain of the Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 847,500 additional shares of common stock, $0.001 par value per share, of the Company (the “Option Shares”) to cover over-allotments, if any (the Option Shares, together with the Firm Shares, being hereinafter called the “Shares”). The shares of the Company’s common stock, $0.001 par value per share are referred to herein as the “Common Stock.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.
          Each of the Company’s direct or indirect subsidiaries listed on Exhibit 21.1 to the Registration Statement other than Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), and the Partnership Subsidiaries (as defined below) are collectively referred to herein as the “Company Group Subsidiaries”. The Company and the Company Group Subsidiaries are collectively referred to herein as the “Targa Parties.” The Partnership and the Partnership’s direct or indirect majority-owned subsidiaries listed in Schedule IV-A (the “Partnership Subsidiaries”) are collectively referred to herein as the “Partnership Parties.” The subsidiaries listed in Schedule IV-B attached hereto are referred to herein as the “Partnership

Material Subsidiaries.” The Targa Parties, the Partnership and the Partnership Material Subsidiaries are collectively referred to herein as the “Targa Entities.”
          The Company hereby confirms its engagement of Barclays Capital Inc. as, and Barclays Capital Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter”, within the meaning of Section (f)(12) of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), with respect to the offering and sale of the Shares. Barclays Capital Inc., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The QIU agrees that it will not be paid any additional compensation by the Company in its capacity as such.
          This is to confirm the agreement among the Company, the Selling Stockholders and the Underwriters concerning the purchase of the Shares from the Selling Stockholders by the Underwriters.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) Registration. The Company has prepared and filed with the Commission a registration statement (file number 333-173262) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) No Material Misstatements or Omissions in Registration Statement or Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4 hereof) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof.
     (c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof.
     (d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.
     (f) Formation and Qualification. Each of the Targa Entities has been duly organized, formed or incorporated and is validly existing as a general partnership, limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule V attached hereto with full power and authority to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and the Prospectus, in all material respects. Each of the Targa Entities is duly registered or qualified to do business as a foreign general partnership, limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to be so registered or qualified would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the business or properties, earnings, condition (financial or otherwise) or prospects, taken as a whole, of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.
     (g) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.
     (h) Valid Issuance of the Shares. The Shares to be purchased by the Underwriters hereunder have been duly authorized and are validly issued, fully paid and non-assessable, and conform to the description thereof contained in the Disclosure Package and the Prospectus.
     (i) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or (ii) outstanding options or warrants to purchase any securities of the Company, in each case pursuant to any agreement or other instrument to which the Company is a party or by which the Company may be bound. Except for such rights that have been waived or as described in the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company.
     (j) Ownership of Company Group Subsidiaries. All of the issued and outstanding equity interests of each Company Group Subsidiary (i) have been duly authorized and validly issued in accordance with the bylaws or the general partnership, limited partnership or limited liability company agreements (collectively, the “Company Group Subsidiary Organizational Agreements”) or the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Company Group Subsidiary Organizational Agreements, the “Company Group Subsidiary Organizational Documents”), as applicable, of such Company Group Subsidiary), are fully paid (in the case of an interest in a general partnership, limited partnership or limited liability company, to the extent required under the Company Group Subsidiary Organizational Documents of such Company Group Subsidiary) and nonassessable (except (1) in the case of an interest in a Delaware general partnership, Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (2) in the case of an interest in a general partnership, limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s general partnership, limited partnership or limited liability company statute, as applicable, and (3) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (ii) are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) other than those arising under that certain Holdco Credit Agreement, dated as of August 9, 2007, by and among the Company and the lenders named therein (as amended, the “Holdco Credit Agreement”), that certain Credit Agreement dated January 5, 2010, by and among TRI Resources Inc., a Delaware corporation, and the lenders named therein (the “TRI Credit Agreement”) and the applicable Company Group Subsidiary Organizational Documents of such Company Group Subsidiary.
     (k) Ownership of the General Partner Interest in the Partnership. Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus or arising under that certain Amended and Restated Credit Agreement, dated July 19, 2010, by and among the Partnership and the lenders named therein (the “Partnership Credit Agreement”), or the TRI Credit Agreement).
     (l) Ownership of the Sponsor Units. The Company owns, directly or indirectly, 11,645,659 Common Units (the “Sponsor Units”); the Sponsor Units are owned free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus or arising under the Holdco Credit Agreement or the TRI Credit Agreement). For purposes hereof, “Common Units” shall mean common units representing limited partner interests in the Partnership.
     (m) Capitalization of the Partnership; Ownership of Incentive Distribution Rights. As of the date hereof, the issued and outstanding limited partnership interests of the Partnership consist of 84,756,009 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement); the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution

Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); the General Partner owns the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus or arising under the TRI Credit Agreement).
     (n) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus. Targa Resources Operating GP LLC, a Delaware limited liability company (the “Operating GP”), has full power and authority to act as general partner of Targa Resources Operating LP, a Delaware limited partnership (the “Operating Partnership”), in all material respects as described in the Disclosure Package and Prospectus.
     (o) Ownership of Partnership Material Subsidiaries. All of the issued and outstanding equity interests of each Partnership Material Subsidiary (i) have been duly authorized and validly issued in accordance with the bylaws or the general partnership, limited partnership or limited liability company agreements (collectively, the “Partnership Material Subsidiary Organizational Agreements”) or the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Partnership Material Subsidiary Organizational Agreements, the “Partnership Material Subsidiary Organizational Documents”), as applicable, of such Partnership Material Subsidiary), are fully paid (in the case of an interest in a general partnership, limited partnership or limited liability company, to the extent required under the Partnership Material Subsidiary Organizational Documents of such Partnership Material Subsidiary) and nonassessable (except (1) in the case of an interest in a Delaware general partnership, Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (2) in the case of an interest in a general partnership, limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s general partnership, limited partnership or limited liability company statute, as applicable, and (3) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable), other than equity interests that are not owned, directly or indirectly, by the Partnership, and (ii) other than Cedar Bayou Fractionators, L.P., a Delaware limited partnership (“CBF”), Downstream Energy Ventures Co., L.L.C., a Delaware limited liability company (“DEV”), Versado Gas Processors, L.L.C., a Delaware limited liability company (“Versado”), Venice Energy Services Company, L.L.C., a Delaware limited liability company (“VESCO”), and Venice Gathering System, L.L.C., a Delaware limited liability company (“VGS”), are owned, directly or indirectly, by the Partnership, free and clear of all Liens, other than those arising under the Partnership Credit Agreement. The Partnership owns, directly or indirectly, an 88% interest in CBF, an 88% interest in DEV, a 63% interest in Versado, a 77% interest in VESCO and a 77% interest in VGS, in each case free and clear of all Liens except those arising under the Partnership Credit Agreement and the applicable Partnership Material Subsidiary Organizational Documents of such Partnership Material Subsidiary. The Partnership Subsidiaries other than the Partnership Material Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Partnership and its subsidiaries, taken as a whole, as of December 31, 2010 or (y) more than 10% of the net income of the Partnership and its subsidiaries, taken as a whole, for the year ended December 31, 2010.
     (p) No Other Subsidiaries. Other than the Company’s ownership of equity interests in the entities listed on Exhibit 21.1 to the Registration Statement, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (q) Authority and Authorization. On or prior to the Closing Date and each settlement date, all corporate action required to be taken by the Company for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been validly taken to the extent required to be taken at such times.
     (r) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.
     (s) Enforceability of Certain Organizational Agreements. The bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, of each of the Targa Entities have been duly authorized, executed and delivered by the Targa Entities party thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (t) No Conflicts. None of (i) the offering and sale by the Selling Stockholders of the Shares, (ii) the execution, delivery and performance of this Agreement by the Company or (iii) the consummation of the transactions contemplated by this Agreement, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, of the Targa

Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Targa Entity is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to a Targa Entity or any of their respective properties in a proceeding to which any of them or any of their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Targa Entities (other than Liens created pursuant to the Holdco Credit Agreement, the TRI Credit Agreement or the Partnership Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.
     (u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Permits”) of or with any court or governmental agency or body having jurisdiction over any Targa Entity or any of their respective properties or assets is required in connection with the execution, delivery and performance of this Agreement by the Company except (i) such Permits as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Permits as have been obtained or will be obtained prior to the Closing Date, (iii) such Permits that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) such Permits as are disclosed in the Disclosure Package and the Prospectus.
     (v) No Defaults. None of the Targa Entities is in (i) violation of its bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over the Targa Entities or any of their respective properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either clause (i) or (ii) would, if continued, have a Material Adverse Effect.
     (w) No Labor Dispute. No labor problem or dispute with any of the Targa Entities’ employees exists or is threatened or imminent, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (x) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the

Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Consolidated Financial and Operating Data” and the selected historical financial information set forth under the caption “Selected Historical Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.
     (y) Independent Public Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and has delivered its reports with respect to the audited consolidated financial statements in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (z) Litigation. Except as set forth or contemplated in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which a Targa Entity is or may be a party or to which the business or property of any of the Targa Entities is or may be subject, (ii) to the knowledge of the Company, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Targa Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, prevent or result in the suspension of the offering of the Shares or draw into question the validity of this Agreement.
     (aa) Title to Properties. The Targa Entities have good and marketable title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Targa Entities, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus, (ii) Liens that arise under the Holdco Credit Agreement, TRI Credit Agreement or the Partnership Credit Agreement or (iii) to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by a Targa Entity, such real property and buildings are or will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Targa Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the

Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus, except to the extent the failure to hold such valid and subsisting and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect.
     (bb) Rights-of-Way. The Targa Entities have such easements or rights-of-way (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and (iii) rights-of-way held by affiliates of the Company as nominee for the benefit of the Targa Entities.
     (cc) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares.
     (dd) Tax Returns. Each of the Targa Entities has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (ee) Insurance. The Targa Entities carry or are entitled to the benefits of insurance relating to their assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Targa Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage relating to their respective assets as and when such policies expire or (ii) obtain comparable coverage relating to their respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (ff) Distribution Restrictions of Partnership Material Subsidiaries. No Partnership Material Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Disclosure Package and the Prospectus, (ii) arising under the Partnership Credit Agreement, (iii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the terms of any such subsidiary’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.
     (gg) Distribution Restrictions of the Partnership and Targa Parties. None of the Partnership nor any Targa Party (other than the Company) is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such entity’s equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s property or assets to the Company or any subsidiary of the Company, except (i) as described in or contemplated by the Disclosure Package and the Prospectus, (ii) arising under the Partnership Credit Agreement the TRI Credit Agreement or the Holdco Credit Agreement, (iii) such prohibitions mandated by the laws of each such entity’s state of formation and the terms of any such entity’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.
     (hh) Possession of Licenses and Permits. The Targa Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; the Targa Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, the Targa Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (ii) Environmental Laws. Each of the Targa Entities (i) is in compliance with applicable Federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits received and (iv) has not received written notice of any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. In the ordinary course of business, the Targa Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Targa Entities have reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
     (jj) ERISA. Each Targa Entity is in compliance in all material respects with its obligations under all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) with respect to each “plan” (as defined in Section 3(3) of ERISA) in which any current or former employees of the Company (or of any trade or business that, together with the Company, is or has, within the last six years, been treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”)) are or have been eligible to participate; no “reportable event” (as defined in ERISA) has occurred with respect to any such plan that is a “pension plan” (as defined in ERISA, hereinafter a “Pension Plan”) for which any of the Targa Entities would have any liability, excluding any reportable event for which a waiver could apply; none of the Targa Entities expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (ii) Sections 430 or 4971 of the Code. None of the Targa Entities (or any trade or business that, together with the Company, is or has, within the last six years, been treated as a single employer under Section 414(b), (c), (m) or (o) of the Code) maintains or has, within the last six years, maintained a Pension Plan that is subject to Title IV of ERISA.
     (kk) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against any of the Targa Entities, or to which any of the Targa Entities is a party, or to which any of their properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the rules and regulations thereunder.
     (ll) Sarbanes-Oxley Act of 2002. The Company and the Partnership are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley

Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Company and the Partnership, respectively.
     (mm) Investment Company. None of the Targa Entities is, nor after giving effect to the offering and sale of the Shares will any of the Targa Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (nn) Books and Records. Each Targa Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Targa Entity’s internal controls over financial reporting is effective and none of the Targa Entities are aware of any material weakness in its internal control over financial reporting.
     (oo) Disclosure Controls and Procedures. (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports filed or to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (pp) Market Stabilization. None of the Targa Entities has taken, nor will any of them take, directly or indirectly, any action designed to, or that would constitute or that might be reasonably expected to result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (qq) Foreign Corrupt Practices Act. None of the Targa Entities or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any Targa Entity (in their capacity as directors, officers, agents or employees) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Targa Entities and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (rr) Money Laundering Laws. The operations of the Targa Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Targa Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ss) Office of Foreign Assets Control. None of the Targa Entities or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Targa Entities (in their capacity as directors, officers, agents or employees) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).
     (tt) No Distribution of Other Offering Materials. None of the Targa Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or any other materials, if any, permitted by the Act, including Rule 134.
     (uu) Listing on the NYSE. The Shares have been approved to be listed on the NYSE.
          Any certificate signed by any authorized officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Representations and Warranties of the Selling Stockholders
          Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.
     (a) Formation and Due Qualification of the Selling Stockholders. In the event that such Selling Stockholder is a corporation, limited liability company or limited partnership, such Selling Stockholder has been duly formed or incorporated and is validly existing as a general partnership, limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of its formation or incorporation.
     (b) Free Writing Prospectuses. Such Selling Stockholder and any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has not used or referred to any Free Writing Prospectus relating to the Shares, other than a Permitted Free Writing Prospectus (as defined below).
     (c) Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all Liens, and immediately prior to any settlement date on which such Selling Stockholder is selling Shares, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder on such settlement date, free and clear of all Liens.
     (d) Delivery of Shares. Upon payment for the Shares to be sold by such Selling Stockholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting by book entry of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of Uniform Commercial Code of the State of New York (the “New York UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) in respect of such Shares, and (iii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Shares (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC, (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC and (D) no rules adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants “conflicts” (within the meaning of Section 8-111 of the New York UCC) with the provisions of Article 8 of the New York UCC that apply to any of the transactions described above.
     (e) Power of Attorney. Such Selling Stockholder (other than Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company organized under the laws of the Netherlands, WP-WPVIII Investors, L.P., a Delaware limited partnership, Warburg Pincus Private Equity

IX, L.P., a Delaware limited partnership, and Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership (together, the “Sponsor Sellers”)) has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Messrs. Matthew J. Meloy, Paul W. Chung and Jeffrey J. McParland as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.
     (f) Authority of Selling Stockholders. Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and, if applicable, the Power of Attorney. This Agreement has been duly and validly authorized, executed and delivered by such Selling Stockholder. On each settlement date, such Selling Stockholder will have all requisite power and authority to sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Disclosure Package and the Prospectus. If such Selling Stockholder is a corporation, limited liability company or limited partnership, on each settlement date, all corporate, limited liability company or partnership action required to be taken by such Selling Stockholder or any of its stockholders, members or partners for the sale and delivery of the Shares, the execution and delivery by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken.
     (g) Authorization of Power of Attorney. The Power of Attorney has been duly authorized (in the case of a Selling Stockholder that is an entity) and validly executed and delivered by or on behalf of such Selling Stockholder (other than the Sponsor Sellers) and constitutes a valid and legally binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     (h) No Conflicts. None of (i) the offering and sale by such Selling Stockholder of the Shares, (ii) the execution, delivery and performance of this Agreement by such Selling Stockholder, or (iii) the consummation of the transactions contemplated by this Agreement, (A) for any Selling Stockholder that is an entity, conflicts or will conflict with, or constitutes or will constitute a violation of, the respective provisions of the certificate of incorporation or bylaws or other organizational documents of such Selling Stockholder, as applicable, (B) for any Selling Stockholder (in the case of a Selling Stockholder that is an individual, only to the knowledge of such stockholder), conflicts or will conflict with, or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party, by which such Selling Stockholder is bound or to which any of its properties or assets is subject, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Selling Stockholder or any of its properties in a proceeding to which such Selling Stockholder or any of its properties is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of such Selling Stockholder, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Selling Stockholder or materially impair the ability of such Selling Stockholder to perform its obligations under this Agreement.
     (i) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets is required in connection with the execution, delivery and performance of this Agreement by such Selling Stockholder, or the consummation of the transactions contemplated by this Agreement except (i) for such permits, consents, approvals, registrations, filings and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents and approvals that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder, and (iv) as disclosed in the Disclosure Package and the Prospectus.
     (j) Market Stabilization. Such Selling Stockholder or, to the knowledge of such Selling Stockholder, any of its affiliates has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, other than any such action taken by an Underwriter that is an affiliate of such Selling Stockholder.
          Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.
          3. Purchase and Sale.
(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from each Selling Stockholder, that number of Firm Shares that represents the same proportion of the number of Firm Shares to be sold by each Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents of the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the

Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine. The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $30.65 per share.
(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders grant to the Underwriters an option to purchase up to the number of Option Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, severally and not jointly, on the same terms and conditions as the Firm Shares. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Shares in the offering and as set forth in Section 4 hereof. If such option is exercised in part, the Sponsor Sellers and the Management Sellers (as defined herein) severally agree to sell to the Underwriters a number of Option Shares in the same proportion as the maximum number of Option Shares to be sold by the Sponsor Sellers and by the Management Sellers bears to the total number of Option Shares with (i) in the case of the Sponsor Sellers, any Option Shares first being purchased from Merrill Lynch Ventures L.P. 2001 until all Option Shares set forth opposite Merrill Lynch Ventures L.P. 2001’s name in Schedule II hereto have been purchased and then in proportion to the maximum number of Option Shares to be sold by each other Sponsor Seller and (ii) in the case of Management Sellers, any Option Shares being purchased in proportion to the maximum number of Option Shares to be sold by each Management Seller. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
          4. Delivery and Payment. Delivery of and payment for the Firm Shares, and, if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date, the Option Shares, shall be made at 10:00 AM, New York City time, on April 26, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Selling Stockholders and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each Selling Stockholder by wire transfer payable in same-day funds to accounts specified by each Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          The options granted in Section 3(b) will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representatives; provided, that if such date falls on a day that is not a business day, the options granted in Section 3(b) will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the options are being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the options shall have been exercised (provided that such requirement shall not apply to the exercise of the options prior to the Closing Date) nor later than the fifth business day after the date on which the options shall have been exercised.
          If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, delivery of the Option Shares by the Selling Stockholders and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives, the Company and the Selling Stockholders. Delivery of the Option Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.
          5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.
          6. Additional Covenants. The Company agrees with the several Underwriters that:
     (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Shares, the Company will not file any (i) amendment of the Registration Statement, (ii) supplement to the Prospectus or (iii) Rule 462(b) Registration Statement, unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the

Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Company will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as it may reasonably request.

     (d) Reports to Stockholders. The Company will make generally available to its stockholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, one copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (f) Qualification of Shares. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
     (g) Lock-Up Period. The Company will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of the Company’s Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (such 90-day restricted period, as the same may be extended as provided for herein, the “Lock-Up Period”), provided, however, that (i) the Company may issue and sell shares of the Company’s Common Stock pursuant to any employee benefit plan of the Company in effect on or prior to the Execution Time, (ii) the Company may issue shares of the Company’s Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) the Company may file a registration statement on Form S-8 relating to any employee benefit plan of the Company in effect on or prior to the Execution Time and (iv) the Company may facilitate the sale of the Shares to be sold hereunder. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Company will provide Barclays Capital Inc. and each individual subject to the restricted period pursuant to the lock-up letters described in this Section 6(g) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.
     (h) Price Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filing fees in connection with any filings required to be made with the Financial Industry Regulatory Authority; (viii) the delivery and distribution of the Powers of Attorney, (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.
     It is understood, however, that except as otherwise provided in this Section 6 or in Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.

     (j) Free Writing Prospectuses. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          7. Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees that:
     (a) Lock-Up Period. During the Lock-Up Period, such Selling Stockholder will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of the Company’s Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of the Company’s Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the restrictions contained in this paragraph shall not apply to (i) the Shares to be sold hereunder and (ii) the transfer of Common Stock to a controlled affiliate, provided that the transferee agrees to be bound in writing by the terms of this Section 7(a).
     (b) Free Writing Prospectuses. Such Selling Stockholder will not use or refer to, or permit any person acting on its behalf (other than, if applicable, the Company and the Underwriters) to use or refer to, any Free Writing Prospectus relating to the Shares, other than a Permitted Free Writing Prospectus.
     (c) Price Manipulation. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, other than any such action taken by an Underwriter that is an affiliate of such Selling Stockholder.
     (d) Form W-9. Such Selling Stockholder shall deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 or other applicable form.
          8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) Formation and Qualification. Each of the Targa Entities (other than GCF, Targa Liquids Marketing and Trade, a Delaware general partnership, and Targa Canada Liquids Inc., a British Columbia corporation (“Targa Canada”)) has been duly incorporated, formed or organized, as the case may be, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or incorporation with full power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the Disclosure Package and the Prospectus, in all material respects.
     (ii) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and conform to the description thereof contained in the Disclosure Package and the Prospectus.

     (iii) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the certificate of incorporation or bylaws of the Company or any agreement or instrument listed as an exhibit to the Registration Statement, in either case to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Disclosure Package and the Prospectus or as have been waived.
     (iv) Ownership of the General Partner. The Company owns, directly or indirectly, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company owns, directly or indirectly, such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Prospectus or the GP LLC Agreement, (c) those arising under the Holdco Credit Agreement or the TRI Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a Targa Party as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (v) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Prospectus or the Partnership Agreement, (c) those arising under the TRI Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (vi) Ownership of the Sponsor Units. The Company owns, directly or indirectly, 11,645,659 Common Units free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package or the Prospectus, (c) those arising under the Holdco Credit Agreement or the TRI Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a Targa Party as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (vii) Capitalization of the Partnership; Ownership of Incentive Distribution Rights. As of the date hereof, the issued and outstanding limited partnership interests of the Partnership consist of 84,756,009 Common Units and the Incentive Distribution Rights; the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Prospectus or the Partnership Agreement, (c) those arising under the TRI Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (viii) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus. The Operating GP has full limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Prospectus.

     (ix) Ownership of Partnership Material Subsidiaries. All of the issued and outstanding equity interests (other than general partner interests) of each Partnership Material Subsidiary (other than VESCO, VGS, Versado, CBF, DEV and Targa Canada) (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Partnership Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Partnership Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (i) those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Partnership Material Subsidiary, as the case may be; (ii) restrictions on transferability and other Liens described in the Disclosure Package, the Prospectus or the Organizational Documents; (iii) those arising under the Partnership Credit Agreement; and (iv) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of equity interests of a Partnership Material Subsidiary owned directly by one or more other Partnership Material Subsidiary, naming any such other Partnership Material Subsidiary as debtor(s), is on file as of a recent date in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation.
     (x) Authority and Authorization. On or prior to the Closing Date, all corporate action required to be taken by the Company for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement to be completed have been validly taken to the extent required to be taken as of the date hereof.
     (xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.
     (xii) Enforceability of Certain Organizational Agreements. The bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, of the Targa Entities (other than Targa Canada) have been duly authorized, executed and delivered by the Targa Entities (other than Targa Canada), if applicable, and are valid and legally binding agreements of the Targa Entities (other than Targa Canada), as applicable, enforceable against the Targa Entities (other than Targa Canada), as applicable, in accordance with their terms; provided that, with respect to each of such agreements, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xiii) No Conflicts. None of the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, (A) constitutes or will constitute a violation of the bylaws or the general partnership, limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable, of the Targa Entities (other than Targa Canada), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein or the Holdco Credit Agreement or the TRI Credit Agreement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or Federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over the Targa Entities (other than Targa Canada) or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien pursuant to any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein upon any property or assets of the Targa Entities (other than Targa Canada) (other than Liens created pursuant to the Holdco Credit Agreement, the TRI Credit Agreement or the Partnership Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to Federal or state securities laws and other anti-fraud laws.

     (xiv) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or Federal law is required in connection with the execution, delivery and performance of this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.
     (xv) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.
     (xvi) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.
     (xvii) Description of Common Stock. The statements included in the Registration Statement and Preliminary Prospectus under the captions “Summary—The Offering,” “Summary—Comparison of Rights of Our Common Stock and the Partnership’s Common Units,” “Description of Our Capital Stock,” and “Material Provisions of the Partnership’s Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Common Stock (including the Shares) of the Company or the partnership interests in the Partnership, are accurate summaries of the terms of such Common Stock of the Company and the partnership interests in the Partnership in all material respects.
     (xviii) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the caption “Certain Relationships and Related Transactions” in the Prospectus insofar as they purport to constitute summaries of the terms of Federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.
     (xix) Investment Company. The Company is not an “investment company” as defined in the Investment Company Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact, to the extent such counsel deems appropriate, upon the representations and warranties in this Agreement, upon certificates of officers and employees of the Targa Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas and (iv) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Targa Entities may be subject. Such counsel may exclude any non-wholly-owned entities from its opinion regarding ownership of Partnership Material Subsidiaries.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
          (C) the Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement or the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.
     (c) Each Sponsor Seller (other than Warburg Pincus Netherlands Private Equity VIII C.V. I), as applicable, shall have requested and caused its respective counsel to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) Formation and Due Qualification of Sponsor Seller. The Sponsor Seller is validly existing as a general partnership, limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of its formation or incorporation.
     (ii) Title to Shares. Immediately prior to the Closing Date, the Sponsor Seller was the sole registered owner of the Shares, free and clear of all Liens (except as described in the Disclosure Package) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Sponsor Seller as debtor is on file with the Secretary of State of the State of Delaware.
     (iii) Delivery of Shares. Upon the payment for the Shares to be sold by the Sponsor Seller, the delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede or such other nominee and the crediting by book entry of such Shares on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York UCC) of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares) (i) under Section 8-501 of the New York UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York UCC) in respect of such Shares and (ii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Shares (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such “security entitlement”. In giving this opinion, counsel for the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC,

(C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC and (D) no rules adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants “conflicts” (within the meaning of Section 8-111 of the New York UCC) with the provisions of Article 8 of the New York UCC that apply to any of the transactions described above.
     (iv) Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Sponsor Seller.
     (v) No Conflicts. None of the execution, delivery and performance of this Agreement by the Sponsor Seller (i) constitutes or will constitute a violation of the organizational documents of the Sponsor Seller, if applicable, (ii) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein to which the Sponsor Seller is a party or (iii) violates or will violate the Delaware LP Act, the laws of the States of Texas or New York or Federal law, excluding in the case of clauses (ii) and (iii) any such breaches, violations and defaults that would not reasonably be expected to have a material adverse effect on the Sponsor Seller or materially impair the ability of the Sponsor Seller to consummate the transactions provided for in this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph (v) with respect to federal or state securities laws or other anti-fraud laws.
     (vi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, Texas law, New York law or Federal law is required in connection with the execution, delivery and performance of this Agreement by the Sponsor Seller, or the consummation of the transactions contemplated by this Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Sponsor Seller or (iv) as disclosed in the Disclosure Package and the Prospectus.
     In addition, Warburg Pincus Netherlands Private Equity VIII C.V. I shall have requested and caused its respective counsel to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, covering paragraphs (ii), (iii), (v)(ii), (v)(iii) and (vi) above, and assuming that the statements in paragraphs (i) and (iv) above are accurate. In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Sponsor Seller and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, and (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the DGCL, the laws of the States of Texas and New York, as applicable.
     (d) Each Selling Stockholder other than the Sponsor Sellers (collectively, the “Management Sellers”) shall have requested and caused its respective counsel to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) Title to Shares. Immediately prior to the Closing Date, the Management Seller was the sole registered owner of the Shares listed next to such Selling Stockholder’s name on Schedule II of this Agreement, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas, as applicable, naming such Management Seller as debtor is on file with the Secretary of State of the State of Delaware or Texas, as applicable.
     (ii) Delivery of Shares. Upon the payment for the Shares to be sold by each Management Seller, the delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede or such other nominee and the crediting by book entry of such Shares on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York UCC) of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares) (i) under Section 8-501 of the New York UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York UCC) in respect of such Shares and (ii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Shares (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such “security entitlement”. In giving this opinion, counsel for such selling stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC, (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC and (D) no rules adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants “conflicts” (within the meaning of Section 8-111 of the New York UCC) with the provisions of Article 8 of the New York UCC that apply to any of the transactions described above.
     (iii) Authorization of the Power of Attorney. In the case of a Management Seller that is a trust, the Power of Attorney has been duly authorized, executed and delivered by the trustee with respect to such trust. In the case of a Management Seller that is an individual, the Power of Attorney has been duly executed and delivered by such Management Seller.
     (iv) Authorization of this Agreement. In the case of a Management Seller that is a trust, this Agreement has been duly authorized, executed and delivered by or on behalf of the trustee with respect to such trust. In the case of a Management Seller that is an individual, this Agreement has been duly executed and delivered by or on behalf of such Management Seller.
     (v) No Conflicts. None of the execution, delivery and performance of this Agreement by or on behalf of such Management Seller constitutes or will constitute a violation of the organizational documents of such Management Seller, if any. None of the execution delivery and performance of the Underwriting Agreement by or on behalf of such Management Seller (i) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein to which such Management Seller is a party or (ii) violates or will violate the Delaware LP Act, the laws of the States of Texas or New York or Federal law, excluding in the case of clauses (i) and (ii) any such breaches, violations and defaults that would not reasonably be expected to have a material adverse effect on such Management Seller or materially impair the ability of such Management Seller to consummate the transactions provided for in this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud laws.
     (vi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, Texas law, New York law or Federal law is required in connection with the execution, delivery and performance of this Agreement by the Management Seller, or the consummation of the transactions contemplated by this Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need express no opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Management Seller or (iv) as disclosed in the Disclosure Package and the Prospectus.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Management Seller or officers and employees of the Management Seller and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, and (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the DGCL, the laws of the States of Texas and New York, as applicable.
     (e) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Company shall have furnished to the Representatives a certificate of the Company, signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (g) Each Selling Stockholder shall have furnished to the Representatives a certificate of such Selling Stockholder, signed by, or on behalf of, such Selling

Stockholder, dated the Closing Date, stating that the representations and warranties of such Selling Stockholder in Section 2 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.
     (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Targa Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Targa Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company (that is not a Selling Stocholder) set forth on Schedule VI hereto.
          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 8 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 910 Louisiana, Houston, Texas 77002, on the Closing Date.
          9. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12(i) hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Barclays Capital Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.
          10. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Shares as underwriters, and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any of the Company may otherwise have.

     (b) The Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Shares as underwriters, and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that each Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information consists solely of the information appearing in the Preliminary Prospectus and the Prospectus under the caption “Security Ownership of Management and Selling Stockholders.” The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds received by such Selling Stockholder, after deducting underwriting fees and commissions but before deducting expenses, from the offering of the Shares purchased under this Agreement. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have.
     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors and officers who sign the Registration Statement, the Selling Stockholders, each of the Selling Stockholder’s directors, officers and managers, as applicable, and each person who controls the Company or any Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the following statements set forth in the Prospectus under the caption “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus: (i) in the first sentence of the fourth paragraph, (ii) the three paragraphs under the subheading “Stabilization, Short Positions and Penalty Bids” and (iii) the first paragraph under the subheading “Electronic Distribution.”
     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a), (b), or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholders or one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Stockholders, on the one hand, and by the Underwriters, on the other, from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), (A) (i) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder and (ii) in no case shall any Selling Stockholder be required to contribute any amount in excess of the aggregate net proceeds received by such Selling Stockholder, after deducting underwriting fees and commissions but before deducting offering expenses, from the offering of the Shares purchased under this Agreement, and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Selling Stockholders within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company, and each officer or director of the Selling Stockholders, as applicable, shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to the applicable terms and conditions of this paragraph (e) to collect such amounts from the Company or the Selling Stockholders, except in the event that the Company or the Selling Stockholders commence or become subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.
     (f) Without limitation and in addition to their obligations under the other subsections of this Section 10, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Act or the Exchange Act from and against any losses, claims, damages, expenses or liabilities, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121 of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.
          11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Selling Stockholders. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Common Stock or the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus.
          13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Selling Stockholders, the Company or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the QIU, the Selling Stockholders or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
          14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc. (fax no.: 646-834-8133) at 745 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Registration, with a copy in case of any notice pursuant to Section 10 to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; or, if sent to the Company or a Selling Stockholder, will be mailed, delivered or telefaxed to Targa Resources Corp. and confirmed to it at 1000 Louisiana, Suite 4300, Houston, Texas 77002, attention of Paul W. Chung, General Counsel (fax no. 713.554.1110) with a copy to Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, attention of David P. Oelman (fax no. 713.758.2346).
          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.
          16. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s and Selling Stockholder’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Stockholders agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters). Each of the Company and the Selling Stockholders agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     17. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
          19. Applicable Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          20. Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Applicable Time” means 8:30 a.m. (Eastern time) on April 20, 2011 or such other time as agreed by the Company, the Selling Stockholders and the Representative.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Shares, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and the price to the public, the number of Firm Shares and the number of Option Shares to be included on the cover page of the Prospectus, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

          “Rule 430A Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
[Signature page follows]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours, Targa Resources Corp.
By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDERS Warburg Pincus Private Equity VIII, L.P.
By:	Warburg Pincus Partners LLC,
its General Partner

By:	Warburg Pincus & Co.,
its Managing Member

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

Warburg Pincus Netherlands Private Equity VIII C.V. I
By:	Warburg Pincus Partners LLC,
its General Partner

By:	Warburg Pincus & Co.,
its Managing Member

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

WP-WPVIII Investors, L.P.
By:	WP-WPVIII Investors, LLC,
its General Partner

By:	Warburg Pincus Partners LLC,
its Sole Member

By:	Warburg Pincus & Co.,
its Managing Member

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

[Signature Page to Underwriting Agreement]

Warburg Pincus Private Equity IX, L.P.
By:	Warburg Pincus IX LLC,
its General Partner

By:	Warburg Pincus Partners LLC,
its Sole Member

By:	Warburg Pincus & Co.,
its Managing Member

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

[Signature Page to Underwriting Agreement]

Merrill Lynch Ventures L.P. 2001
By:	Merrill Lynch Ventures, LLC,
its General Partner

By:	/s/ James Forbes
Name:	James Forbes
Title:	President

[Signature Page to Underwriting Agreement]

Roy E. Johnson

Roy E. Johnson, Trustee of the Roy
Johnson 2010 Family Trust

Karen M. Johnson, Trustee of the
Karen Johnson 2008 Family Trust

Paul W. Chung

Jeffrey J. McParland

Joe Bob Perkins

Claudia Capp Vaglica, Trustee of the
JBP Liquidity Trust

Claudia Capp Vaglica, Trustee of the
JBP Family Trust

John R. Sparger

Michael A. Heim and Patricia N. Heim,
Co-Trustees of The Patricia Heim 2009
Grantor Retained Annuity Trust

Michael A. Heim and Nicholas Heim,
Co-Trustees of The Michael Heim 2009
Family Trust

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Attorney-in-Fact

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

Barclays Capital Inc.

By:	/s/ Victoria Hale
Authorized Representative

Morgan Stanley & Co. Incorporated
By:	/s/ Jeff Hibbard
Authorized Representative

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Scott Warrender
Authorized Representative

Citigroup Global Markets Inc.
By:	/s/ Michael Jamieson
Authorized Representative

Deutsche Bank Securities Inc.
By:	/s/ Brad Miller
Authorized Representative

By:	/s/ Frank Windels
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Shares
Barclays Capital Inc.	1,130,000
Morgan Stanley & Co. Incorporated	791,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	678,000
Citigroup Global Markets Inc.	678,000
Deutsche Bank Securities Inc.	423,750
Credit Suisse Securities (USA) LLC	310,750
J.P. Morgan Securities LLC	310,750
Wells Fargo Securities, LLC	310,750
Raymond James & Associates, Inc.	254,250
RBC Capital Markets, LLC	254,250
UBS Securities LLC	254,250
Robert W. Baird & Co. Incorporated	127,125
ING Financial Markets LLC	127,125

Total	5,650,000

I-1

SCHEDULE II
Selling Stockholders

	Number of	Number of
Name of Selling Stockholder	Firm Shares	OptionShares
Warburg Pincus Private Equity VIII, L.P.	2,462,175	70,126
Warburg Pincus Netherlands Private Equity VIII C.V. I	71,367	2,033
WP-WPVIII Investors, L.P.	7,139	203
Warburg Pincus Private Equity IX, L.P.	1,427,590	40,659
Merrill Lynch Ventures L.P. 2001	616,729	616,729
Roy E. Johnson	82,176	20,544
Roy E. Johnson, Trustee of the Roy Johnson 2010 Family Trust	58,912	9,456
Karen M. Johnson, Trustee of the Karen Johnson 2008 Family Trust	58,912	—
Paul W. Chung	75,000	11,250
Jeffrey J. McParland	250,000	37,500
Joe Bob Perkins	130,000	19,500
Claudia Capp Vaglica, Trustee of the JBP Liquidity Trust	65,000	9,750
Claudia Capp Vaglica, Trustee of the JBP Family Trust	65,000	9,750
John R. Sparger	75,000	—
Michael A. Heim and Patricia N. Heim, Co-Trustees of The Patricia Heim 2009 Grantor Retained Annuity Trust	80,000	—
Michael A. Heim and Nicholas Heim, Co-Trustees of The Michael Heim 2009 Family Trust	125,000	—

Total	5,650,000	847,500

II-1

SCHEDULE III
Free Writing Prospectuses
NONE

III-1

SCHEDULE IV-A
Partnership Subsidiaries

Jurisdiction of
Name	Formation	Entity Type
Targa Resources Operating GP LLC	Delaware	LLC
Targa Resources Operating LP	Delaware	LP
Targa Resources Partners Finance Corporation	Delaware	Corp
Targa North Texas GP LLC	Delaware	LLC
Targa North Texas LP	Delaware	LP
Targa Intrastate Pipeline LLC	Delaware	LLC
Targa Resources Texas GP LLC	Delaware	LLC
Targa Texas Field Services LP	Delaware	LP
Targa Louisiana Field Services LLC	Delaware	LLC
Targa Louisiana Intrastate LLC	Delaware	LLC
Targa LSNG GP LLC	Delaware	LLC
Targa LSNG LP	Delaware	LP
Targa Downstream GP LLC	Delaware	LLC
Targa Downstream LP	Delaware	LP
Targa Sparta LLC	Delaware	LLC
Targa Canada Liquids Inc.	British Columbia, Canada	Corp
Midstream Barge Company LLC	Delaware	LLC
Targa Retail Electric LLC	Delaware	LLC
Targa NGL Pipeline Company LLC	Delaware	LLC
Targa Transport LLC	Delaware	LLC
Targa Co-Generation LLC	Delaware	LLC
Targa Liquids GP LLC	Delaware	LLC
Targa Liquids Marketing and Trade	Delaware	GP
Targa MLP Capital LLC	Delaware	LLC
Downstream Energy Ventures Co., L.L.C.	Delaware	LLC
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa Gas Marketing LLC	Delaware	LLC
Targa Midstream Services Limited Partnership	Delaware	LP
Targa Permian Intrastate LLC	Delaware	LLC
Targa Permian LP	Delaware	LP
Targa Straddle GP LLC	Delaware	LLC
Targa Straddle LP	Delaware	LP
Warren Petroleum Company LLC	Delaware	LLC
Targa Versado GP LLC	Delaware	LLC
Targa Versado LP	Delaware	LP
Versado Gas Processors, L.L.C.	Delaware	LLC
Targa Capital LLC	Delaware	LLC
Venice Energy Services Company, L.L.C.	Delaware	LLC
Venice Gathering System, L.L.C.	Delaware	LLC
DEVCO Holdings LLC	Delaware	LLC
Targa Terminals LLC	Delaware	LLC

IV-A-1

SCHEDULE IV-B
Partnership Material Subsidiaries

Jurisdiction of
Name	Formation	Entity Type
Targa Resources Operating GP LLC	Delaware	LLC
Targa Resources Operating LP	Delaware	LP
Targa North Texas GP LLC	Delaware	LLC
Targa North Texas LP	Delaware	LP
Targa Resources Texas GP LLC	Delaware	LLC
Targa Texas Field Services LP	Delaware	LP
Targa Louisiana Field Services LLC	Delaware	LLC
Targa Downstream GP LLC	Delaware	LLC
Targa Downstream LP	Delaware	LP
Targa MLP Capital LLC	Delaware	LLC
Downstream Energy Ventures Co., L.L.C.	Delaware	LLC
Midstream Barge Company LLC	Delaware	LLC
Targa Retail Electric LLC	Delaware	LLC
Targa Co-Generation LLC	Delaware	LLC
Targa Liquids GP LLC	Delaware	LLC
Targa Liquids Marketing and Trade	Delaware	GP
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa NGL Pipeline Company LLC	Delaware	LLC
Targa Gas Marketing LLC	Delaware	LLC
Targa LSNG GP LLC	Delaware	LLC
Targa LSNG LP	Delaware	LP
Targa Midstream Services Limited Partnership	Delaware	LP
Targa Permian LP	Delaware	LP
Targa Straddle GP LLC	Delaware	LLC
Targa Straddle LP	Delaware	LP
Targa Versado GP LLC	Delaware	LLC
Targa Versado LP	Delaware	LP
Versado Gas Processors, L.L.C.	Delaware	LLC
Targa Capital LLC	Delaware	LLC
Venice Energy Services Company, L.L.C.	Delaware	LLC
Venice Gathering System, L.L.C.	Delaware	LLC

IV-B-1

SCHEDULE V
Targa Entities

Jurisdiction of
Name	Formation	Entity Type
Targa Resources Corp.	Delaware	Corp
Targa Resources Investments Sub Inc.	Delaware	Corp
Targa Resources Employee Relief Organization	Texas	Corp
TRI Resources Inc.	Delaware	Corp
Targa Resources LLC	Delaware	LLC
Targa Resources Finance Corporation	Delaware	Corp
Targa Resources Holdings GP LLC	Delaware	LLC
Targa Resources Holdings LP	Delaware	LP
Targa Resources II LLC	Delaware	LLC
Targa GP Inc.	Delaware	Corp
Targa LP Inc.	Delaware	Corp
Targa Permian GP LLC	Delaware	LLC
Targa Versado Holdings GP LLC	Delaware	LLC
Targa Versado Holdings LP	Delaware	LP
Targa Midstream Holdings LLC	Delaware	LLC
Targa Resources GP LLC	Delaware	LLC
Targa Resources Partners LP	Delaware	LP
Targa Resources Operating GP LLC	Delaware	LLC
Targa Resources Operating LP	Delaware	LP
Targa North Texas GP LLC	Delaware	LLC
Targa North Texas LP	Delaware	LP
Targa Resources Texas GP LLC	Delaware	LLC
Targa Texas Field Services LP	Delaware	LP
Targa Louisiana Field Services LLC	Delaware	LLC
Targa Downstream GP LLC	Delaware	LLC
Targa Downstream LP	Delaware	LP
Targa MLP Capital LLC	Delaware	LLC
Downstream Energy Ventures Co., L.L.C.	Delaware	LLC
Midstream Barge Company LLC	Delaware	LLC
Targa Retail Electric LLC	Delaware	LLC
Targa Co-Generation LLC	Delaware	LLC
Targa Liquids GP LLC	Delaware	LLC
Targa Liquids Marketing and Trade	Delaware	GP
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa NGL Pipeline Company LLC	Delaware	LLC
Targa Gas Marketing LLC	Delaware	LLC
Targa LSNG GP LLC	Delaware	LLC
Targa LSNG LP	Delaware	LP
Targa Midstream Services Limited Partnership	Delaware	LP
Targa Permian LP	Delaware	LP
Targa Straddle GP LLC	Delaware	LLC

V-1

Jurisdiction of
Name	Formation	Entity Type
Targa Straddle LP	Delaware	LP
Targa Versado GP LLC	Delaware	LLC
Targa Versado LP	Delaware	LP
Versado Gas Processors, L.L.C.	Delaware	LLC
Targa Capital LLC	Delaware	LLC
Venice Energy Services Company, L.L.C.	Delaware	LLC
Venice Gathering System, L.L.C.	Delaware	LLC

V-2

SCHEDULE VI
Executive Officers, Directors and Stockholders Subject to Lock-up Agreements

Name	Position
Rene J. Joyce	Chief Executive Officer and Director
Joe Bob Perkins*	President
James W. Whalen	Executive Chairman and Director
Jeffrey J. McParland*	President-Finance and Administration
Roy E. Johnson*	Executive Vice President
Michael A. Heim	Executive Vice President and Chief Operating Officer
Matthew J. Meloy	Senior Vice President, Chief Financial Officer and Treasurer
Paul W. Chung*	Executive Vice President, General Counsel and Secretary
Charles R. Crisp	Director
In Seon Hwang	Director
Peter R. Kagan	Director
Ershel C. Redd Jr.	Director
Chris Tong	Director

*	Already subject to the provisions of Section 7(a).

VI-1

EXHIBIT A
FORM OF LOCK-UP LETTER
, 2011
Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
As Representatives of the several
  Underwriters named in Schedule I of the Underwriting Agreement (as defined below),
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Targa Resources Corp. (the “Company”), the Selling Stockholders that are parties thereto (the “Selling Stockholders”) and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.001 par value per share of the Company (the “Shares”).
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned, in his individual capacity, will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than any Shares to be sold pursuant to the Underwriting Agreement, if applicable, and Shares disposed of as bona fide gifts approved by Barclays Capital Inc.
     Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 90-day lock-up period set forth above (the “Lock-Up Period”), the Company issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-

A-1

up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

V-2